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                                                                    EXHIBIT 23.2



            [Letterhead of Kegler, Brown, Hill & Ritter Co., L.P.A.]


                               September 24, 1997


Synetic, Inc.
669 River Drive
Elmwood Park, NJ 07407-1361


Dear Ladies and Gentlemen:

       We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Statements on Form S-8 (File Nos. 33-34925, 33-34926, 33-38446, 33-46639, 33-46640, 333-19043, 333-21555 and 333-36041), including the
Form S-3 resale prospectuses included therein, and on Form S-3 (File No. 333-18771), filed with the Securities and Exchange Commission, of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997. We also consent to all references to our firm included in such Registration Statements.


Columbus, Ohio
September 24, 1997

                                         Very truly yours,


                                         KEGLER, BROWN, HILL
                                          & RITTER CO., L.P.A.



                                         By:  /s/ Jack A. Bjerke
                                            -----------------------------------
                                            Jack A. Bjerke, Vice President